Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Milton C. Ault, III

Purchase of Class A Common Stock	10,000	$0.3358[1]	08/27/2026
Purchase of Class A Common Stock	47,641	$0.3070[2]	08/28/2026
Sale of Class A Common Stock	(1,000)	$0.2882	08/28/2026
Purchase of Class A Common Stock	89,000	$0.2703[3]	08/31/2026

Ault & Company, Inc.

Purchase of Class A Common Stock	150,000	$0.2967[4]	08/28/2026

1 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.3358. The range of purchase prices on the transaction date was $0.3336 to $0.3379 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

2 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.3070. The range of purchase prices on the transaction date was $0.2835 to $0.3334 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

3 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.2703. The range of purchase prices on the transaction date was $0.2617 to $0.3050 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

4 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.2967. The range of purchase prices on the transaction date was $0.2958 to $0.2986 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.